Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
THIRD QUARTER 2014 FINANCIAL RESULTS
Oak Brook, IL – October 27, 2014 – Retail Properties of America, Inc. (NYSE: RPAI or the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2014.
FINANCIAL RESULTS
For the quarter ended September 30, 2014, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $65.7 million, or $0.28 per share, compared to $63.3 million, or $0.27 per share, for the same period in 2013;

▪	Funds From Operations (FFO) of $65.0 million, or $0.28 per share, compared to $63.4 million, or $0.27 per share, for the same period in 2013;

▪	Net loss attributable to common shareholders of $29.1 million, or $0.12 per share, compared to $39.9 million, or $0.17 per share, for the same period in 2013;

▪
Net loss for the quarter ended September 30, 2014 includes $54.6 million of total impairment charges, of which $43.0 million related to The Gateway, a multi-tenant retail property located in Salt Lake City, Utah.

For the nine months ended September 30, 2014, the Company reported:

▪	Operating FFO of $194.4 million, or $0.82 per share, compared to $176.1 million, or $0.75 per share, for the same period in 2013;

▪	FFO of $194.5 million, or $0.82 per share, compared to $194.8 million, or $0.83 per share, for the same period in 2013;

▪	Net income (loss) attributable to common shareholders of $10.3 million, or $0.04 per share, compared to $(30.5) million, or $(0.13) per share, for the same period in 2013;

▪
Net income for the nine months ended September 30, 2014 includes $60.4 million of total impairment charges, of which $43.0 million related to The Gateway, a multi-tenant retail property located in Salt Lake City, Utah.

OPERATING RESULTS
For the quarter ended September 30, 2014, the Company’s portfolio results were as follows:

▪
2.4% increase in total same store net operating income (NOI) over the comparable period in 2013, based on same store occupancy of 93.8% at September 30, 2014, up 10 basis points from 93.7% at June 30, 2014 and up 60 basis points from 93.2% at September 30, 2013;

▪
Total portfolio percent leased, including leases signed but not commenced: 95.0% at September 30, 2014, up 20 basis points from 94.8% at June 30, 2014 and up 100 basis points from 94.0% at September 30, 2013;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.7% at September 30, 2014, up 20 basis points from 94.5% at June 30, 2014 and up 110 basis points from 93.6% at September 30, 2013;

▪	1,200,000 square feet of retail leasing transactions comprised of 188 new and renewal leases;

▪	Positive comparable cash leasing spreads of 4.4%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

“We have generated another quarter of solid financial and operational results through the successful ongoing execution of our strategic plan,” stated Steve Grimes, president and chief executive officer. “Subsequent to quarter end, we were pleased to receive a second investment grade credit rating, this time from Standard and Poor’s Ratings Services, representing yet another important milestone for the Company. We look forward to continuing our momentum as we complete 2014.”
INVESTMENTS ACTIVITY
During the quarter, the Company sold seven assets for a gross sales price of $88.5 million, which included four non-strategic multi-tenant retail assets for $56.5 million, two office assets for $24.3 million and one single-user retail asset for $7.7 million. Subsequent to quarter end, the Company sold six additional assets for a gross sales price of $34.8 million, which included five single-user retail assets for $24.4 million and one non-strategic multi-tenant retail asset for $10.4 million. Year-to-date, including activity subsequent to quarter end, asset sales have totaled $204.2 million.
CAPITAL MARKETS AND BALANCE SHEET ACTIVITY
During the quarter, the Company repaid $93.5 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 5.94%. Year-to-date, the Company repaid $174.6 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 6.04%.
As of September 30, 2014, the Company had $2.4 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.6x, or a net debt and preferred stock to adjusted EBITDA ratio of 5.9x. Consolidated indebtedness, as of September 30, 2014, had a weighted average contractual interest rate of 4.96% and a weighted average maturity of 4.5 years.
Subsequent to quarter end, the Company was assigned a BBB- corporate credit rating from Standard and Poor’s Ratings Services (“S&P”) with a stable outlook. S&P indicated in their announcement that the investment grade rating reflects RPAI’s measured investment and operating strategy, and strengthening portfolio fundamentals.
GUIDANCE
The Company is increasing its 2014 Operating FFO guidance to a range of $1.07 to $1.09 per share from $1.04 to $1.07 per share. The Company is increasing its 2014 same store NOI growth guidance to a range of 2.5% to 3.5% from 2.0% to 3.0%.
DIVIDEND
On October 21, 2014, the Company’s Board of Directors declared the fourth quarter 2014 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning October 1, 2014, which will be paid on December 31, 2014, to preferred shareholders of record on December 19, 2014.
On October 21, 2014, the Company’s Board of Directors also declared the fourth quarter 2014 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock, which will be paid on January 9, 2015, to Class A common shareholders of record on December 26, 2014.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will host a webcast on Tuesday, October 28, 2014, at 11:00 AM (EDT), to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.

A live webcast will be available online in the Investor Relations section of the Company’s website at www.rpai.com. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international callers. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EDT) on October 28, 2014, until midnight (EST) on November 11, 2014. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13590702.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of September 30, 2014, the Company owned 218 retail operating properties representing 31.1 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, the Company’s failure to successfully execute its non-strategic and non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. The Company believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.
The Company also reports Operating FFO, which is defined as FFO excluding the impact of discrete non-operating transactions and other events which management does not consider representative of the comparable operating results of the Company's core business platform, its real estate operating portfolio. Specific examples include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from our calculation of FFO. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Same Store NOI. The Company defines Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability and straight-line bad debt expense). Same Store NOI represents NOI from our same store portfolio consisting of 210 operating properties acquired or placed in service prior to January 1, 2013, except for the two properties and a portion of a third property that were classified as held for sale as of September 30, 2014. NOI from Other Investment Properties represents NOI primarily from properties acquired in 2013 and 2014, our development properties, an anticipated redevelopment property, the investment properties that were sold or held for sale in 2014 that did not qualify for discontinued operations treatment, and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. We believe that Same Store NOI and NOI from Other Investment Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited. Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2014	December 31, 2013
Assets
Investment properties:
Land	$1,222,412	$1,174,065
Building and other improvements	4,550,657	4,586,657
Developments in progress	42,178	43,796
	5,815,247	5,804,518
Less accumulated depreciation	(1,362,980)	(1,330,474)
Net investment properties	4,452,267	4,474,044

Cash and cash equivalents	67,830	58,190
Investment in unconsolidated joint ventures (a)	7,087	15,776
Accounts and notes receivable (net of allowances of $7,898 and $8,197, respectively)	83,428	80,818
Acquired lease intangible assets, net	132,322	129,561
Assets associated with investment properties held for sale	39,815	8,616
Other assets, net	108,138	110,571
Total assets	$4,890,887	$4,877,576

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $4,726 and $1,175, respectively, and unamortized discount of $(598) and $(981), respectively)	$1,652,729	$1,684,633
Unsecured notes payable	250,000	—
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	58,000	165,000
Accounts payable and accrued expenses	65,053	54,457
Distributions payable	39,187	39,138
Acquired lease intangible liabilities, net	103,848	91,881
Liabilities associated with investment properties held for sale	1,206	6,603
Other liabilities	66,688	77,030
Total liabilities	2,686,711	2,568,742

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding at September 30, 2014 and December 31, 2013; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 236,600 and 236,302 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	237	236
Additional paid-in capital	4,921,946	4,919,633
Accumulated distributions in excess of earnings	(2,719,003)	(2,611,796)
Accumulated other comprehensive loss	(503)	(738)
Total shareholders' equity	2,202,682	2,307,340
Noncontrolling interests	1,494	1,494
Total equity	2,204,176	2,308,834
Total liabilities and equity	$4,890,887	$4,877,576

(a)	As of September 30, 2014, balance represents our investment in Oak Property and Casualty, our captive insurance plan.

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Rental income	$120,098	$107,487	$354,505	$319,878
Tenant recovery income	29,230	26,636	86,086	73,814
Other property income	2,074	2,002	5,905	6,814
Total revenues	151,402	136,125	446,496	400,506

Expenses:
Property operating expenses	23,638	21,215	72,306	65,454
Real estate taxes	20,574	18,987	58,055	52,617
Depreciation and amortization	54,096	50,847	161,786	161,451
Provision for impairment of investment properties	54,584	27,183	60,378	27,183
Loss on lease terminations	550	221	1,208	813
General and administrative expenses	6,982	6,820	22,794	23,163
Total expenses	160,424	125,273	376,527	330,681

Operating (loss) income	(9,022)	10,852	69,969	69,825

Gain on extinguishment of other liabilities	—	—	4,258	—
Equity in (loss) income of unconsolidated joint ventures, net (a)	(232)	126	(1,443)	(736)
Gain on change in control of investment properties	—	—	24,158	—
Interest expense	(37,356)	(32,092)	(101,092)	(112,364)
Other income, net	4,706	985	5,383	4,146
(Loss) income from continuing operations	(41,904)	(20,129)	1,233	(39,129)

Discontinued operations:
(Loss) income, net	—	(20,278)	(148)	3,226
Gain on sales of investment properties	—	1,705	655	6,635
(Loss) income from discontinued operations	—	(18,573)	507	9,861
Gain on sales of investment properties	15,168	1,150	15,695	5,807
Net (loss) income	(26,736)	(37,552)	17,435	(23,461)
Net (loss) income attributable to the Company	(26,736)	(37,552)	17,435	(23,461)
Preferred stock dividends	(2,362)	(2,362)	(7,087)	(7,087)
Net (loss) income attributable to common shareholders	$(29,098)	$(39,914)	$10,348	$(30,548)

(Loss) earnings per common share - basic and diluted
Continuing operations	$(0.12)	$(0.09)	$0.04	$(0.17)
Discontinued operations	—	(0.08)	—	0.04
Net (loss) income per common share attributable to common shareholders	$(0.12)	$(0.17)	$0.04	$(0.13)

Weighted average number of common shares outstanding - basic	236,203	236,151	236,177	233,462

Weighted average number of common shares outstanding - diluted	236,203	236,151	236,180	233,462

(a)
Reported amounts include our (loss) income attributable to our ownership interests in our Oak Property and Casualty, MS Inland, RioCan and Hampton unconsolidated joint ventures. Except for Oak Property and Casualty, all of our unconsolidated joint venture arrangements were dissolved prior to June 30, 2014.

Retail Properties of America, Inc.
Funds From Operations (FFO) and Operating FFO (a)
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net (loss) income attributable to common shareholders	$(29,098)	$(39,914)	$10,348	$(30,548)
Depreciation and amortization	54,691	56,236	164,291	179,362
Provision for impairment of investment properties	54,584	49,964	60,378	59,426
Gain on sales of investment properties (b)	(15,168)	(2,855)	(40,508)	(13,419)
FFO	$65,009	$63,431	$194,509	$194,821

FFO per common share outstanding	$0.28	$0.27	$0.82	$0.83

FFO	$65,009	$63,431	$194,509	$194,821
Impact on earnings from the early extinguishment of debt, net	5,354	367	8,985	(18,783)
Joint venture investment impairment	—	—	—	1,834
Reversal of excise tax accrual (c)	(4,594)	—	(4,594)	—
Provision for hedge ineffectiveness	—	41	(13)	(891)
Gain on extinguishment of other liabilities	—	—	(4,258)	—
Other	(73)	(567)	(199)	(917)
Operating FFO	$65,696	$63,272	$194,430	$176,064

Operating FFO per common share outstanding	$0.28	$0.27	$0.82	$0.75

(a)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(b)
Results for the nine months ended September 30, 2014 include the gain on change in control of investment properties of $24,158 recognized pursuant to the dissolution of our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture on June 5, 2014.

(c)	Included in "Other income, net" in the condensed consolidated statements of operations.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net (Loss) Income Attributable to Common Shareholders to NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating revenues:
Same store investment properties (210 properties):
Rental income	$102,727	$100,311	$306,864	$299,900
Tenant recovery income	24,381	24,925	72,676	68,405
Other property income	1,749	1,764	5,048	5,126
Other investment properties:
Rental income	16,383	6,968	43,567	20,373
Tenant recovery income	4,849	1,711	13,410	5,409
Other property income	179	51	578	176
Operating expenses:
Same store investment properties (210 properties):
Property operating expenses	(18,997)	(18,740)	(58,322)	(57,913)
Real estate taxes	(17,200)	(17,746)	(49,374)	(48,781)
Other investment properties:
Property operating expenses	(3,825)	(1,734)	(11,470)	(5,081)
Real estate taxes	(3,374)	(1,241)	(8,681)	(3,836)

Net operating income from continuing operations:
Same store investment properties	92,660	90,514	276,892	266,737
Other investment properties	14,212	5,755	37,404	17,041
Total net operating income from continuing operations	106,872	96,269	314,296	283,778

Other income (expense):
Straight-line rental income, net	875	93	3,979	(835)
Amortization of acquired above and below market lease intangibles, net	289	182	628	571
Amortization of lease inducements	(176)	(67)	(533)	(131)
Lease termination fees	146	187	279	1,327
Straight-line ground rent expense	(956)	(741)	(2,934)	(2,275)
Amortization of acquired ground lease intangible liability	140	—	420	—
Depreciation and amortization	(54,096)	(50,847)	(161,786)	(161,451)
Provision for impairment of investment properties	(54,584)	(27,183)	(60,378)	(27,183)
Loss on lease terminations	(550)	(221)	(1,208)	(813)
General and administrative expenses	(6,982)	(6,820)	(22,794)	(23,163)
Gain on extinguishment of other liabilities	—	—	4,258	—
Equity in (loss) income of unconsolidated joint ventures, net	(232)	126	(1,443)	(736)
Gain on change in control of investment properties	—	—	24,158	—
Interest expense	(37,356)	(32,092)	(101,092)	(112,364)
Other income, net	4,706	985	5,383	4,146
Total other expense	(148,776)	(116,398)	(313,063)	(322,907)

(Loss) income from continuing operations	(41,904)	(20,129)	1,233	(39,129)

Discontinued operations:
(Loss) income, net	—	(20,278)	(148)	3,226
Gain on sales of investment properties	—	1,705	655	6,635
(Loss) income from discontinued operations	—	(18,573)	507	9,861
Gain on sales of investment properties	15,168	1,150	15,695	5,807
Net (loss) income	(26,736)	(37,552)	17,435	(23,461)
Net (loss) income attributable to the Company	(26,736)	(37,552)	17,435	(23,461)
Preferred stock dividends	(2,362)	(2,362)	(7,087)	(7,087)
Net (loss) income attributable to common shareholders	$(29,098)	$(39,914)	$10,348	$(30,548)

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except ratios and per share amounts)

Reconciliation of Net (Loss) Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	September 30, 2014	December 31, 2013

Net (loss) income attributable to common shareholders	$(29,098)	$34,724
Preferred stock dividends	2,362	2,363
Interest expense	37,356	34,440
Interest expense (discontinued operations)	—	364
Depreciation and amortization	54,096	58,155
Depreciation and amortization (discontinued operations)	—	1,244
Gain on sales of investment properties	(15,168)	—
Gain on sales of investment properties (discontinued operations)	—	(34,644)
Gain on sale of joint venture interest	—	(17,499)
Gain on change in control of investment properties	—	(5,435)
Gain on extinguishment of other liabilities (discontinued operations)	—	(3,511)
Loss on lease terminations (a)	595	1,979
Provision for impairment of investment properties	54,584	32,303
Provision for impairment of investment properties (discontinued operations)	—	590
Adjusted EBITDA	$104,727	$105,073
Annualized	$418,908	$420,292

Reconciliation of Debt to Total Net Debt and Net Debt and Preferred Stock

	September 30, 2014	December 31, 2013

Total consolidated debt	$2,410,729	$2,306,068
Less: consolidated cash and cash equivalents	(67,830)	(58,190)
Total net debt	$2,342,899	$2,247,878
Preferred stock	135,000	135,000
Net debt and preferred stock	$2,477,899	$2,382,878
Net Debt to Adjusted EBITDA (b)	5.6x	5.3x
Net Debt and Preferred Stock to Adjusted EBITDA (b)	5.9x	5.7x

FFO and Operating FFO Guidance (c)

	Per Share Guidance Range Full Year 2014
	Low	High

Net income attributable to common shareholders	$0.15	$0.17
Depreciation and amortization	0.92	0.92
Provision for impairment of investment properties	0.26	0.26
Gain on sales of investment properties (d)	(0.29)	(0.29)
FFO	$1.04	$1.06

Impact on earnings from the early extinguishment of debt, net	0.07	0.07
Reversal of excise tax accrual	(0.02)	(0.02)
Provision for hedge ineffectiveness	—	—
Gain on extinguishment of other liabilities	(0.02)	(0.02)
Other	—	—
Operating FFO	$1.07	$1.09

(a)
Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in "Loss on lease terminations" in the condensed consolidated statements of operations.

(b)	For purposes of these ratio calculations, annualized three months ended figures were used.

(c)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(d)
Includes the gain on change in control of investment properties of $0.10 recognized pursuant to the dissolution of our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture on June 5, 2014.